THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT YOUR OWN INDEPENDENT PROFESSIONAL ADVISERS IMMEDIATELY.

THE SOLICITATION IS BEING SENT TO U.S. HOLDERS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, THE SOLICITATION HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE OR JURISDICTION OF THE UNITED STATES. NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANY NOTES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

THE SOLICITATION WILL BE SUBMITTED TO NOTEHOLDERS IN THE UNITED STATES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 802 THEREUNDER (“RULE 802”). ANY NEW SECURITIES DEEMED TO BE ISSUED PURSUANT TO THE SOLICITATION WILL BE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT TO THE SAME EXTENT AND PROPORTION AS THE EXISTING NOTES. IN ACCORDANCE WITH RULE 802 WITH RESPECT TO ANY SECURITIES DEEMED TO BE ISSUED IN CONNECTION WITH THE SOLICITATION, THE ISSUER WILL SUBMIT TO THE SEC ANY INFORMATIONAL DOCUMENT DISSEMINATED TO NOTEHOLDERS IN CONNECTION WITH THE SOLICITATION.

THE SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A NON-U.S. COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS, SINCE PRIVATBANK AND ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A NON-U.S. COUNTRY. YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS OFFICERS OR DIRECTORS, IN A NON-U.S. COURT FOR VIOLATIONS OF THE UNITED STATES SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS AFFILIATES, OR A FOREIGN SOVEREIGN STATE, TO SUBJECT THEMSELVES TO A UNITED STATES COURT'S JUDGMENT.

NOTHING IN THE MEMORANDUM OR IN ANY OTHER DOCUMENTS, INFORMATION OR COMMUNICATIONS RELATED TO THE NOTES SHALL BE INTERPRETED AS CONTAINING ANY OFFER OR INVITATION TO, OR SOLICITATION OF, ANY SUCH CIRCULATION, DISTRIBUTION, PLACEMENT, SALE, PURCHASE OR OTHER TRANSFER OR ADVERTISEMENT IN UKRAINE.

YOU SHOULD BE AWARE THAT PRIVATBANK MAY PURCHASE SECURITIES OTHERWISE THAN UNDER THE SOLICITATION, SUCH AS IN THE OPEN MARKET OR IN PRIVATELY NEGOTIATED PURCHASES.

NOTICE OF MEETING

UK SPV CREDIT FINANCE PLC
(the “Issuer”)

(incorporated in England and Wales)

in respect of the outstanding U.S.$200,000,000 9.375 per cent. Loan Participation Notes due 2015 (the “Notes”) issued by, but without recourse to, the Issuer for the sole purpose of funding a loan to

PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK”
(“PRIVATBANK” or the “Borrower”)

(incorporated in Ukraine as public joint stock company)

ISIN: XS0543744535	Common Code: 054374453

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 5 to the Trust Deed (as defined below) constituting the Notes and made between the Issuer and the Trustee as trustee for the Noteholders, a Meeting of the Noteholders (the “Meeting”) will be held on 13 August 2015 at the offices of Linklaters LLP at One Silk Street, EC2Y 8HQ, London, United Kingdom, at 4.00 p.m. (London time) for the purpose of considering and, if thought fit, passing the following resolution which (with the exception of the italicised wording below) will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. A Noteholder may do any one (but not more than one) of the following:

(i)	vote in favour of the Extraordinary Resolution by voting or communicating voting instructions by way of Electronic Voting Instructions by the Expiration Time on the Expiration Date in favour of the Extraordinary Resolution; or
(ii)	vote against the Extraordinary Resolution by voting, or communicating voting instructions by way of Electronic Voting Instructions by the Expiration Time on the Expiration Date, against the Extraordinary Resolution; or
(iii)	attend and vote in favour or against the Extraordinary Resolution at the Meeting in person in accordance with the procedures set out in this Notice of Meeting; or
(iv)	take no action in respect of the Extraordinary Resolution.

Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Memorandum (as defined below).

EXTRAORDINARY RESOLUTION

“THAT THIS MEETING (the “Meeting”) of the holders (the “Noteholders”) of the outstanding U.S.$ 200,000,000 9.375 per cent. Loan Participation Notes due 2015 (the “Notes”) issued by but without recourse to, UK SPV Credit Finance plc (the “Issuer”) for the sole purpose of funding a loan to PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK” (“PrivatBank” or the “Borrower”) pursuant to a loan agreement between the Issuer and PrivatBank dated 17 September 2010 (the “Loan Agreement”) and constituted by a trust deed dated 24 September 2010 between the Issuer and Deutsche

1

Trustee Company Limited (the “Trustee”) (the “Trust Deed”), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the modification of the Loan Agreement by way of a supplemental loan agreement in the manner set out in the draft supplemental loan agreement which, if this Extraordinary Resolution is duly passed, will be entered into between the Issuer and PrivatBank (the “Supplemental Loan Agreement”), and in particular the amendment of the Loan Agreement by:
(i)	modifying Clause 1.1 (Definitions) thereof by deleting the definitions of “Interest Payment Date” and “Repayment Date” and replacing them with the following:

““Interest Payment Date” means 23 March and 23 September in each year in which the Loan remains outstanding, and the Repayment Date (being the last Interest Payment Date);

“Repayment Date” means 1 December 2015 or, if such day is not a Business Day, the next succeeding Business Day;”

(ii)	modifying Clause 1.1 (Definitions) thereof by adding the following definition of “First Interest Period” and “Last Interest Period”:

““First Interest Period” means the period beginning on and including the Drawdown Date and ending on (but excluding) the first Interest Payment Date;

“Last Interest Period” means the period beginning on and including 23 September 2015 and ending on (but excluding) the Repayment Date;”

(iii)	deleting Clause 4 (Interest Periods) and replacing it with the following:

“4 Interest Periods

The period for which the Loan is outstanding shall be divided into successive semi-annual periods (except for the First Interest Period and the Last Interest Period), each of which (other than the First Interest Period, which shall commence on (and shall include) the Drawdown Date) shall start on (and shall include) an Interest Payment Date and shall end on (but shall exclude) the first, or the next following, Interest Payment Date (each, an “Interest Period”).”

(iv)	deleting Clause 5.1 (Payment of Interest), Clause 5.2 (Calculation of Interest) and Clause 5.3 (Calculation of Additional Interest) and replacing them with the following:

“5.1 Payment of Interest

As set out in Clause 17.1 (Payments to the Lender), the Borrower shall, not later than 10.00 a.m. (New York City time) two Business Days prior to each Interest Payment Date, in respect of the relevant Interest Period, pay (a) to the Account accrued and unpaid interest (calculated to but excluding the last day of the relevant Interest Period, which in the case of the Last Interest Period shall be the Repayment Date) on the outstanding principal amount of the Loan calculated in accordance with Clause 5.2 (Calculation of Interest); and (b) to the Profit Account additional interest calculated in accordance with Clause 5.3 (Calculation of Additional Interest).

5.2 Calculation of Interest

The Borrower will pay interest semi-annually in U.S. dollars to the Account on the outstanding principal amount of the Loan at the rate of 9.375 per cent. per annum (the “Interest Rate”). Interest shall accrue from day to day, starting from (and including) the Drawdown Date to (but excluding) the Repayment Date. The amount of interest payable in respect of the Loan for any Interest Period (other than the First Interest Period as set out below and the Last Interest Period) shall be calculated by applying the Interest Rate to the outstanding principal amount of the Loan, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), except that the amount of interest payable in respect of the First Interest Period commencing on (and including) the Drawdown Date and ending on (but excluding) the first Interest Payment Date, shall be U.S.$9,322,916.67. If interest is required to be calculated for any other period (including the Last Interest Period), it shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

5.3 Calculation of Additional Interest

The Borrower will pay additional interest semi-annually in U.S. dollars to the Profit Account on the outstanding principal amount of the Loan at the rate per annum of 0.0048 per cent. Additional interest shall accrue from day to day, starting from (and including) the Drawdown Date to (but excluding) the Repayment Date. The amount of additional interest payable in respect of the Loan for any Interest Period (other than the First Interest Period and the Last Interest Period) shall be calculated by applying 0.0048 per cent. to the outstanding principal amount of the Loan, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If additional interest is required to be calculated for any other period, (including the Last Interest Period) it shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.”

(v)	deleting Clause 23 (Law, Jurisdiction and Arbitration) and replacing it with the following:

“23. Law and Arbitration

23.1 Governing Law

This Loan Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

23.2 Arbitration

The parties irrevocably agree that any dispute arising out of or in connection with this Loan Agreement, including a dispute as to the validity, existence or termination of this Loan Agreement or the consequences of its nullity and/or this Clause 23.2 (a “Dispute”), shall be resolved by arbitration in London, England, conducted in the English language by three arbitrators, in accordance with the rules of the London Court of International Arbitration (the “LCIA”) (the “LCIA Rules”), which rules are deemed to be incorporated by reference into this Clause, save that Article 6 shall not apply and Article 5.6 of the LCIA Rules shall be amended as follows: “unless the parties agree otherwise, the third arbitrator, who shall act as chairman of the tribunal, shall be nominated by the two arbitrators nominated by or on behalf of the parties. If he is not so nominated within 30 days of the date of nomination of the later of the two party-nominated arbitrators to be nominated, he shall be chosen by the LCIA”. The parties agree to exclude the jurisdiction of the English courts under section 45 of the Arbitration Act 1996.

23.3 Service of Process

The Borrower agrees that the service of process relating to any Dispute in England and Wales may be by delivery to Law Debenture Corporate Services Limited at its registered office for the time being, currently at Fifth Floor, 100 Wood Street, London EC2V 7EX. If such person is not or ceases to be effectively appointed to accept service of process, the Borrower shall immediately appoint a further person in the United Kingdom to accept service of process on its behalf and, failing such appointment within 15 days, the Lender (and, following the execution of the Loan Administration Assignment, the Trustee) shall be entitled to appoint such a person by written notice to the Borrower. Nothing in this Clause shall affect the right of the Lender (and, following the execution of the Loan Administration Assignment, the Trustee) to serve process in any other manner permitted by law.”

The Supplemental Loan Agreement shall be substantially in the form of the draft submitted to the Meeting and, subject to the passing of the Extraordinary Resolution, shall be entered into not later than 1 day after the date of the Meeting. The Supplemental Loan Agreement shall then be presented to the NBU for registration of amendments introduced thereby to the Loan Agreement, completion of such registration being a condition precedent to the Supplemental Loan Agreement becoming effective.

(2)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the modification of the Trust Deed by way of a supplemental trust deed in the manner set out in the draft supplemental trust deed which, if this Extraordinary Resolution is duly passed, will be entered into between the Issuer and the Trustee (the “Supplemental Trust Deed”), and in particular the amendment of the Trust Deed by:
(i)	deleting all references to “Loan Participation Notes due 2015” and replacing them with “Loan Participation Notes due 1 December 2015”;
(ii)	deleting all references to “23 September 2015” and replacing them with “1 December 2015”;
(iii)	deleting Clause 2.6 thereof (Redemption) and replacing it with the following:

“2.6 Redemption

2.6.1	Unless previously prepaid or repaid, the Borrower will be required to repay the Loan (together with any outstanding interest or additional amounts) on 1 December 2015 and, subject to such repayment, all the Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at the principal amount thereof.
2.6.2	If the Loan should become prepayable or repayable (and be prepaid or repaid), otherwise than as provided in sub-Clause 2.6.1 above, pursuant to the Loan Agreement prior to 1 December 2015, all Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions.”
(3)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the modification of the Conditions of the Notes, by amending Schedule 4 of the Trust Deed, by:
(i)	deleting all references to “Loan Participation Notes due 23 September 2015” and replacing them with “Loan Participation Notes due 1 December 2015”.
(ii)	deleting Condition 5 and replacing it with the following:

“5 Interest

On each Interest Payment Date (or such later date as amounts equivalent to amounts of interest are received from the Bank) the Issuer shall account to the Noteholders and/or Couponholders for an amount equivalent to amounts of interest actually received by or for the account of the Issuer pursuant to the Loan Agreement, which interest under the Loan Agreement is equal to 9.375 per cent. per annum as set out in Clause 5.2 (Calculation of Interest) of the Loan Agreement (the “Rate of Interest”).

Interest shall accrue from day to day, starting from (and including) the Interest Commencement Date to (but excluding) the Redemption Date. The amount of interest payable on an Interest Payment Date (other than on the first Interest Payment Date and the Redemption Date) shall be calculated by applying the Rate of Interest to the aggregate outstanding principal amount of the Notes, dividing the product by two and rounding the resultant figure to the nearest cent (half a cent being rounded upwards), except that the total aggregate amount of interest payable on the first Interest Payment Date shall be U.S.$9,322,916.67. If interest is required to be calculated for any other period (including the Last Interest Period), it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

In this Condition 5:

“First Interest Period” means the period beginning on and including the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date;

“Interest Commencement Date” means 24 September 2010;

“Interest Payment Date” means 23 March and 23 September of each year, and the Redemption Date (being the last Interest Payment Date); and

“Last Interest Period” means the period beginning on and including 23 September 2015 and ending on (but excluding) the Redemption Date;”;

(iii)	deleting the first sentence of Condition 6.1 and replacing it with the following:

“Unless previously prepaid or repaid under Condition 6 (Redemption and Purchase) or Condition 13 (Enforcement), the Notes will be redeemed at their outstanding principal amount together with accrued interest on 1 December 2015 or, if such a day is not a business day, the next succeeding business day (the “Redemption Date”).”

The Supplemental Trust Deed shall be substantially in the form of the draft submitted to the Meeting and subject to the passing of the Extraordinary Resolution and the registration of amendments to the Loan Agreement introduced by the Supplemental Loan Agreement with the NBU being complete, will be entered into on the Effective Date.

(4)	authorises, directs and empowers the Trustee to agree all other such modifications to the Loan Agreement, the Conditions of the Notes and the Trust Deed as are necessary and/or expedient to the modifications set out in paragraphs (1) to (3) of this Extraordinary Resolution.
(5)	authorises the Trustee to concur in and execute all such deeds, instruments, acts and things that may be necessary, appropriate or desirable in the opinion of the Trustee to carry out and give effect to this Extraordinary Resolution and the implementation of the amendments and modifications referred to in paragraphs (1) to (3) of this Extraordinary Resolution.

(6)	assents to and approves, authorises, directs and empowers the Trustee to agree to the amendments and modifications referred to in paragraphs (1) to (3) of this Extraordinary Resolution and, in order to give effect to them, to execute and deliver the Supplemental Trust Deed to effect the amendments and modifications referred to in paragraphs (1) to (3) of this Extraordinary Resolution in the form of the draft produced to this Meeting and for the purpose of identification signed by the chairman thereof, with such amendments (if any) thereto as the Trustee shall require or agree to and concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary to carry out and give effect to this Extraordinary Resolution.
(7)	discharges and exonerates the Issuer, the Trustee, the Principal Paying Agent, the Tabulation Agent and the holder of the Notes from all liability for which it or they may have become or may become liable under the Trust Deed or the Notes in respect of any act or omission including, without limitation in connection with this Extraordinary Resolution or its implementation, the amendments and modifications referred to in paragraphs (1) to (3) of this Extraordinary Resolution or the implementation of those amendments and modifications.
(8)	sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer, or of the Issuer against the Borrower whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from the amendments and modifications referred to in paragraphs (1) to (3) of this Extraordinary Resolution, provided that for the avoidance of doubt nothing shall affect the status of the Notes as limited recourse obligations of the Issuer as set out in Condition 2.2.
(9)	acknowledged and declared that unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed, Loan Agreement and the Consent Solicitation Memorandum relating to the Notes dated 29 July 2015 (the “Memorandum”).
(10)	ACKNOWLEDGED AND DECLARED THAT THE IMPLEMENTATION OF THE AMENDMENTS REFERRED TO IN THIS EXTRAORDINARY RESOLUTION IN FULL WILL REQUIRE REGISTRATION OF AMENDMENTS TO THE LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT WITH THE NATIONAL BANK OF UKRAINE (THE “NBU”). TO THE EXTENT THAT AMENDMENTS TO THE LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT ARE NOT REGISTERED WITH THE NBU, THE EFFECTIVE DATE SHALL NOT OCCUR AND NO AMENDMENTS SET OUT IN THIS EXTRAORDINARY RESOLUTION SHALL TAKE EFFECT REGARDLESS OF THE OUTCOME OF THE MEETING.”

SEE “RISK FACTORS - THE EFFECTIVENESS OF AMENDMENTS INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT IS CONDITIONAL UPON THEIR REGISTRATION WITH THE NBU” IN THE MEMORANDUM.

Background

PrivatBank is soliciting consents to amend the Conditions as more fully described in the Memorandum, a copy of which is available as indicated below.

Among other things, PrivatBank has requested that the Noteholders approve the following changes to the Conditions, the Loan Agreement and Trust Deed to take effect on the Effective Date:

1.	The extension of the repayment date of the Loan from 23 September 2015 to 1 December 2015, and the corresponding extension of the final maturity date of the Notes from 23 September 2015 to 1 December 2015 with the last coupon period running from (and including) 23 September 2015 to (but excluding) 1 December 2015; and

2.	All other consequential changes to the Conditions, the Loan Agreement or the Trust Deed as are necessary for or expedient to the modifications set out in paragraph (1) above.

Documents Available for Inspection

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to the Meeting, inspect copies of the documents set out below at the specified offices of the Principal Paying Agent, the Tabulation Agent and the Solicitation Agent set out below:

Documents available for inspection:

•	the Trust Deed;
•	the Loan Agreement;
•	the Agency Agreement; and
•	the Resolution of the National Bank of Ukraine No. 329 “On Measures to be taken by PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK” to Ensure Entering into Transactions on Amendment of Terms of Borrowings under External Debt Obligations” dated 21 May 2015.

Documents available for inspection and collection:

•	the Memorandum;
•	the 2013 and 2014 annual audited consolidated financial statements of PrivatBank (together, the “Audited Financial Statements”);
•	the quarterly reports on the financial position of PrivatBank for the fourth quarter of 2013, for the first, second, third and fourth quarters of 2014 and for the first and second quarters of 2015 prepared in accordance with Ukrainian local accounting standards (together, the “Reports prepared in accordance with Ukrainian local accounting standards”, and together with the Audited Financial Statements, the “Financial Statements”);
•	the final draft Supplemental Trust Deed;
•	the final draft Supplemental Loan Agreement; and
•	this Notice of Meeting.

The Financial Statements will be available in electronic form under http://static.privatbank.ua/files/2013_4.pdf, http://static.privatbank.ua/files/data/Financial_Reporting_Standards_Consolidated_financial_statements _and_Independent_auditor_31_Dec_2014.pdf and https://privatbank.ua/ua/about/finansovaja-otchetnost/#quarterly.

General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in “Voting and Quorum” below. Having regard to such requirements,

Noteholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

Noteholders who wish to vote must do so in accordance with the procedures of the relevant Clearing System. Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the Clearing Systems in order to ensure delivery of their voting instructions to the Tabulation Agent no later than the Expiration Time on the Expiration Date.

Direct participants in any Clearing System by submission of Electronic Voting Instructions authorise such Clearing System to disclose their identity to the Issuer, PrivatBank, Commerzbank Aktiengesellschaft (the “Solicitation Agent”), the Principal Paying Agent, the Tabulation Agent and the Trustee.

A beneficial owner of Notes held through a broker, dealer, commercial bank, custodian, trust company or Accountholder must provide appropriate instructions to such person in order to cause Electronic Voting Instructions to be delivered with respect to such Notes. Beneficial owners of Notes are urged to contact any such person promptly to ensure timely delivery of such Electronic Voting Instructions.

If Electronic Voting Instructions are not received from or on behalf of a Noteholder by a Clearing System (and such Noteholder does not otherwise make arrangements to vote at the Meeting or to attend in person by appointing a proxy also in advance of the Expiration Time on the Expiration Date), such Noteholder will be deemed to have declined to vote in respect of the Extraordinary Resolution.

None of the Issuer, PrivatBank, the Trustee, the Solicitation Agent, the Principal Paying Agent or the Tabulation Agent expresses any view as to the merits of the amendments and modifications referred to in the Extraordinary Resolution or the Extraordinary Resolution but the Trustee has authorised it to be stated that it has no objection to the amendments and modifications referred to in the Extraordinary Resolution and the Extraordinary Resolution being put to Noteholders for their consideration. None of the Issuer (other than as requested and/or instructed by the Borrower), the Trustee, the Principal Paying Agent, the Solicitation Agent, nor the Tabulation Agent has been involved in negotiating the amendments and modifications referred to in the Extraordinary Resolution or the Extraordinary Resolution and none of them makes any representation that all relevant information has been disclosed to the Noteholders in or pursuant to the Memorandum and the Notice of Meeting. Noteholders who are unsure of the impact of the amendments and modifications referred to in the Extraordinary Resolution and the Extraordinary Resolution should seek their own financial, legal and tax advice.

PrivatBank will bear legal, accounting and other professional fees and expenses associated with the amendments and modifications referred to in the Extraordinary Resolution, as more particularly agreed with the Issuer and the Solicitation Agent.

Voting and Quorum

1.	The relevant provisions governing the convening and holding of meetings of Noteholders are set out in Schedule 5 to the Trust Deed, a copy of each of which is available for inspection as referred to above.

IMPORTANT: The Notes are currently in the form of a Permanent Global Note. The Permanent Global Note is held by a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Each person (a “Beneficial Owner”) who is the owner of a particular nominal amount of the Notes through Euroclear, Clearstream, Luxembourg or their respective account holders (“Accountholders”), should note that such person will not be a Noteholder for the purposes of this Notice and will only be entitled to attend and vote at the meeting or appoint a proxy to do so in accordance with the procedures set out below. On this basis, the only Noteholder for the purposes of this Notice will be the bearer of the Permanent Global Note which is Deutsche Bank AG, London Branch as nominee for the Clearing Systems (the “Holder”).

2.	The Holder may by instrument in writing in the English language (a “form of proxy”) in the form available from the specified office of the Principal Paying Agent specified below signed by the Holder or, in the case of a corporation, executed under its seal or signed on its behalf by its duly authorised officer and delivered to the specified office of the Principal Paying Agent not less than 48 hours before the time fixed for the Meeting, appoint a named individual or individuals (a “proxy”) to vote in respect of the Notes held by such Holder at the Meeting (or any adjourned such Meeting), provided that the issuance of a form of proxy by the relevant Principal Paying Agent is subject to the relevant Notes being blocked in the relevant Clearing System to the order of the relevant Principal Paying Agent.
3.	A proxy so appointed shall, so long as such appointment remains in force, be deemed for all purposes in connection with the meeting to be the holder of the Notes to which such appointment relates and the Holder of the Notes shall be deemed for such purposes not to be the holder.
4.	Submission of Electronic Voting Instructions (as defined below) by transmitting them or procuring their transmission to the relevant Clearing System represents a direction from the Beneficial Owner through his Accountholder for the Holder to require the Principal Paying Agent to issue a Block Voting Instruction (as defined in the Trust Deed) appointing the Tabulation Agent or any one of its employees (as the Tabulation Agent shall determine) as proxy to cast the votes relating to the Notes in which he has an interest at the Meeting (or any adjourned such Meeting).
5.	Alternatively, Beneficial Owners and Accountholders who wish a different person to be appointed as their proxy to attend and vote at the Meeting (or any adjourned such meeting) should contact the relevant Clearing System to make arrangements for such person to be appointed as a proxy (by the Holder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (or any adjourned such Meeting).
6.	In either case, Beneficial Owners must have made arrangements to vote with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Accountholder’s account and to hold the same to the order or under the control of the Principal Paying Agent. Such arrangements may be revoked by no later than 48 hours before the time fixed for the Meeting.
7.	An Accountholder whose Notes have been blocked will thus be able to procure that an Electronic Voting Instruction (an “Electronic Voting Instruction”) is given in accordance with the procedures of the relevant Clearing System to the Tabulation Agent. Noteholders who wish to vote by way of Electronic Voting Instructions must provide their Electronic Voting Instructions by transmitting them or procuring their transmission to the relevant Clearing System.
8.	Subject to the paragraph below, any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant clearing system on the earliest of (i) the termination of the Proposal (subject to applicable law and the Trust Deed) or the Effective Date and (ii) upon such Note(s) ceasing in accordance with the procedure of the relevant clearing system and with the agreement of the Principal Paying Agent to be held to its order or under its control in the relevant clearing system; provided, however, in the case of (ii) above, that, if the Principal Paying Agent has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Accountholder unless and until the Principal Paying Agent has notified the Issuer, the Trustee and PrivatBank of the necessary revocation of or amendment to such proxy.

9.	The quorum required at the Meeting shall be two or more Voters (as defined in Schedule 5 (Provisions for Meetings of Noteholders) in the Trust Deed) representing or holding not less than the Relevant Fraction (being for this purpose two thirds) of the aggregate principal amount of the outstanding Notes, provided however that so long as at least the Relevant Fraction (as defined in Schedule 5 (Provisions for Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purposes of forming a quorum.

If within 15 minutes after the time fixed for the Meeting, a quorum is not present, the Meeting (unless the Issuer (upon the instruction of PrivatBank), the Borrower and the Trustee otherwise agree) shall be adjourned for such period, being not less than 14 days nor more than 42 days, and to such place as the chairman determines (with the approval of the Trustee). No Meeting may be adjourned more than once for want of a quorum. Notice of any adjourned Meeting shall be given in the same manner as notice of the original Meeting, save that 10 days notice (exclusive of the day on which notice is given and of the day on which the Meeting is to be resumed), shall be sufficient and such notice shall contain the quorum requirements which will apply when the Meeting resumes.

10.	At any adjourned Meeting, the quorum shall be two or more Voters (as defined in Schedule 5 (Provisions for Meetings of Noteholders) in the Trust Deed) representing or holding not less than the Relevant Fraction (being for this purpose one third) of the aggregate in principal amount of the outstanding Notes, provided however that, so long as at least the Relevant Fraction (as defined in Schedule 5 (Provisions for Meetings of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purposes of forming a quorum.
11.	To be passed in relation to the Notes, the Extraordinary Resolution must be passed at a Meeting duly convened and held in accordance with the provisions of Schedule 5 to the Trust Deed by a majority of not less than three-quarters of the votes cast.
12.	Except where the proviso to paragraph 7 (Quorum) of the provisions of Schedule 5 to the Trust Deed applies, every question submitted to the Meeting shall be decided in the first instance by a show of hands.
13.	Unless a poll is validly demanded before or at the time that the result is declared, the chairman’s declaration that on a show of hands the Extraordinary Resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the Extraordinary Resolution.
14.	A demand for a poll shall be valid if it is made by the chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the chairman directs, but any poll demanded on the election of the chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the Meeting for any other business as the chairman directs.
15.	On a show of hands every Voter shall have one vote. On a poll every such person shall have one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him. Without prejudice to the obligations of the proxies, a person entitled to more than one vote shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie, the chairman shall have a casting vote.

16.	If the Extraordinary Resolution is duly passed at the Meeting duly convened and held in accordance with the Trust Deed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting.
17.	This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

THE IMPLEMENTATION OF THE AMENDMENTS IN FULL WILL REQUIRE REGISTRATION OF AMENDMENTS TO THE LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT WITH THE NBU. TO THE EXTENT THAT AMENDMENTS TO THE LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT ARE NOT REGISTERED WITH THE NBU, THE EFFECTIVE DATE SHALL NOT OCCUR AND NO AMENDMENTS SET OUT IN THE EXTRAORDINARY RESOLUTION SHALL TAKE EFFECT REGARDLESS OF THE OUTCOME OF THE MEETING. SEE “RISK FACTORS - THE EFFECTIVENESS OF AMENDMENTS INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT IS CONDITIONAL UPON THEIR REGISTRATION WITH THE NBU” IN THE MEMORANDUM.

Any questions regarding the terms of the Solicitation may be directed to the Solicitation Agent at the address and telephone number specified below:

The Solicitation Agent is:

Commerzbank Aktiengesellschaft
Mainzer Landstrasse 153
DLZ-Geb. 2, Händlerhaus
60327 Frankfurt am Main
Germany

Attention: Liability Management Group
By telephone: +49 69 136 59920
By email: liability.management@commerzbank.com

The Tabulation Agent is:

LUCID ISSUER SERVICES LIMITED
Leroy House
436 Essex Road
London N1 3QP
United Kingdom
By telephone: +44 (0) 20 7704 0880
By email: privatbank@lucid-is.com

The Principal Paying Agent is:

DEUTSCHE BANK AG, LONDON BRANCH
Winchester House
1 Great Winchester Street

London EC2N 2DB

United Kingdom

This notice is given by:

UK SPV Credit Finance plc
6 St Andrew Street

London EC4A 3AE

United Kingdom

On the instructions of PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK”

29 July 2015